UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 AUGUST 24, 1999
                 -----------------------------------------------
                Date of Report (Date of earliest event reported)


                      PLANET HOLLYWOOD INTERNATIONAL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                     00028230                   59-3283783
----------------------------      ---------------         ----------------------
(State or other jurisdiction     (Commission File           (I.R.S. Employer
incorporation or organization)       Number)              Identification Number)


                             8669 COMMODITY CIRCLE
                            ORLANDO, FLORIDA 32819
           ---------------------------------------------------------
          (Address of principal executive office, including zip code)


                                (407) 363-7827
              --------------------------------------------------
             (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS

      On August 24, 1999, Planet Hollywood International, Inc. (the "Company") announced that it had received notice of approval by holders of at least $160 million in principal of its Senior Subordinated Notes due 2005 (the "Notes") of the agreement in principle recently submitted to its Note holders.

      On August 17, 1999, the Company announced that it had entered into an agreement in principle with a subcommittee representing holders of its Notes and with an investor group organized by Robert Earl, the Company's founder and Chief Executive Officer, to restructure the Company's financial position. The proposed agreement was conditioned upon acceptance by holders of not less than $160 million of the Notes.

      A description of the agreement in principle is included in the Company's Current Reports on Form 8-K filed on August 18, 1999 and August 23, 1999. A copy of the Company's press release relating to notice of approval of the proposal by holders of at least $160 million in principal amount of the Notes is attached hereto as Exhibit 99.1 and incorporated herein by reference.


ITEM 7.   EXHIBITS.

        99.1 Press Release by Planet Hollywood International Inc., dated August 24, 1999.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 1999                     PLANET HOLLYWOOD
                                          INTERNATIONAL, INC.

                                          /s/ SCOTT E. JOHNSON
                                          -------------------------------
                                          Name:  Scott E. Johnson
                                          Title: Senior Vice President,
                                                 General Counsel and Secretary


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